Exhibit 1.1

MARSHALL & ILSLEY CORPORATION

3,500,000 Shares of Common Stock

Equity Distribution Agreement

October 17, 2005

RBC Capital Markets Corporation

1 Liberty Plaza

165 Broadway

New York, NY 10006-1404

Robert W. Baird & Co.

777 E. Wisconsin Ave., 25th Floor

Milwaukee, Wisconsin  53202

Ladies and Gentlemen:

Marshall & Ilsley Corporation (the “Company”), confirms its agreement with RBC Capital Markets Corporation and Robert W. Baird & Co. (each a “Manager” and collectively, the “Managers”), as follows:

1.

The Company proposes to issue and sell through or to the Managers, as sales agents and/or principal, up to 3,500,000 shares (the “Securities”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), on the terms set forth in Section 3 of this Agreement.  The Company agrees that whenever it determines to sell Securities directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, relating to such sale in accordance with Section 3 of this Agreement.

2.

The Company represents and warrants to, and agrees with, each Manager as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Securities (whether through such Manager as agent or to such Manager as principal) (such date of acceptance, an “Acceptance Date”), as of the date of each delivery of Securities (whether through such Manager as agent (which date of delivery is referred to herein as the “Settlement Date”) or to such Manager as principal (which date o delivery is referred to herein as the “Time of Delivery”)), and as of each Filing Date (as defined below) (each of the times referenced above, a “Representation Date”), as follows:

(a)

A registration statement on Form S-3 (File No. 333-116138) (the “Initial Registration Statement”) in respect of certain securities, including the Common Stock, has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you or your counsel, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any registration statement increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”) has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus relating to the Securities included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto but excluding Form T-1 and including (i) the information contained in the form of final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus relating to the Securities, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement but does not include any other reports or proxy statements filed pursuant to the Exchange Act;  as of the close of business on the date hereof, $350,000,000 aggregate gross proceeds of Common Stock was available for issuance pursuant to the Registration Statement, which permits its sale in the manner contemplated by this Agreement.

(b)

No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;

(c)

The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;

(d)

The consolidated financial statements and other financial information of the Company and its consolidated subsidiaries included or incorporated by reference in the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis;

(e)

The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein; the Company has not distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act.

(f)

Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or except as would not be reasonably likely to have a material adverse effect on the general affairs, management, financial position, shareholders’ equity or results of operations on the Company or its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(g)

Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, in each case, otherwise than as set forth or contemplated in the Prospectus;

(h)

The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not be reasonably likely to have a Material Adverse Effect and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not be reasonably likely to have a Material Adverse Effect;

(i)

The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Wisconsin, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and, except as would not be reasonably likely to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-01(w) of Regulation S-X under the Securities Act (a “Significant Subsidiary”)  has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization;

(j)

All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable (except to the extent provided in Section 180.0622 (2)(b) of the Wisconsin Business Corporation Act and judicial interpretation thereof (the “Wisconsin Law Exception”)); and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (except for the Wisconsin Law Exception and except, with respect to M&I Marshall & Ilsley Bank (“M&I Bank”), to the extent provided in Section 220.07 of the Wisconsin Statutes) and, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(k)

This Agreement has been duly authorized, executed and delivered by the Company;

(l)

The Securities have been duly authorized by the Company and, when issued and delivered in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable (except to the extent provided in the Wisconsin Law Exception); and the issuance of the Securities is not and will not be subject to preemptive or other similar rights;  and the Securities conform in all material respects to the description thereof contained in the Prospectus;;

(m)

The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended; the Company and each of its subsidiaries have conducted their businesses and are in compliance in all material respects with all applicable federal, state and foreign laws, regulations and applicable stock exchange requirements, including, without limitation, all laws and regulations restricting activities of bank holding companies and banking organizations, except for any noncompliance which would not be reasonably likely to have a Material Adverse Effect;

(n)

The issue and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject which conflict, breach, violation or default would reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Amended and Restated Articles of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained by the Company for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated hereby, except for the registration under the Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of the Securities as contemplated hereby.

(o)

Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation or By-laws or, except as would not be reasonably likely to have a Material Adverse Effect, in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(p)

Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which individually or in the aggregate is reasonably likely to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(q)

None of the Company is and, after giving effect to the offering and sale of the Securities, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(r)

Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(s)

The Company has not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in stabilization or manipulation of the price of any security of the Company in a manner which would violate the Securities Act or the Exchange Act.

(t)

The Securities are duly authorized for listing, subject, if necessary, to official notice of issuance, on the New York Stock Exchange (the "NYSE").

(u)

The Common Stock is an "actively-traded security" excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(v)

Except as contemplated by Section 3 of this Agreement, the Company has not incurred any liability for any finder's fees or similar payments for the shares in connection with the transactions herein contemplated.

(w)

Except as permitted by Section 5 of this Agreement the Company has not entered into any other equity distribution agreements or other similar arrangements with any agent or other broker or dealer in respect of the Securities for an At-the-Market Offering (as defined below).

3.

(a)

On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Manager selected by the Company, as sales agent, and the Manager selected by the Company agrees to use its reasonable efforts to sell, as sales agent for the Company, the Securities on the following terms.

(i)

The Securities are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that is a trading day for the NYSE.  The Company shall designate only one Manager per day to sell, as agent for the Company, the Securities.  The Company will designate in writing from time to time to the Manager (i) the maximum amount of Securities to be sold by the Manager daily as reasonably agreed to by the Manager and in any event not in excess of the lesser or (A) the amount available for issuance under the currently effective Registration Statement and (B) $150 million in aggregate gross proceeds from sales of all Securities pursuant to this Agreement and (ii) the minimum price therefor.  Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell all of the designated Securities at or above the designated minimum price. The gross sales price of any Securities sold under this Section 3(a) shall be the aggregate market price for shares of the Company's Common Stock sold by the Manager under this Section 3(a) on the NYSE at the time of such sale for such Securities.

(ii)

Notwithstanding the foregoing, the Company may, at any time from time to time, instruct the Manager by telephone (confirmed promptly by facsimile) not to sell Securities if such sales cannot be effected at or above the price designated by the Company in any such instruction.  In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by facsimile), suspend the offering of the Securities for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties' respective obligations with respect to the Securities sold hereunder prior to the giving of such notice.

(iii)

Each of the Managers hereby covenants and agrees not to make any sales of Securities on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of ordinary brokers' transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as "At-the-Market Offerings") and (B) such other sales of Securities on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager.  The Company acknowledges and agrees that in the event a sale of Securities on behalf of the Company would constitute the sale of a "block" under Rule 10b-18(a)(5) under the Exchange Act or a "distribution" within the meaning of Rule 100 of Regulation M under the Exchange Act or a Manager reasonably believes it may be deemed an "underwriter" under the Act in a transaction that is not an At-the-Market Offering, the Company will provide to such Manager, at such Manager's request and upon reasonable advance notice to the Company prior to entering into such transaction, on or prior to the Settlement Date, the opinions of counsel, accountants' letters and officers' certificates pursuant to Section 7 hereof that the Company would be required to provide to such Manager in connection with a sale of Securities pursuant to a Terms Agreement, each dated the Settlement Date, and such other documents and information as such Manager shall reasonably request.

(iv)

The compensation to a Manager for sales of Securities through such Manager, as an agent of the Company, shall be 0.65% of the gross sales price of the Securities sold pursuant to this Section 3(a), and such rate of compensation shall not apply when a Manager acts as principal. The remaining proceeds shall constitute the net proceeds to the Company for such Securities (the "Net Proceeds").

(v)

Each Manager shall provide written confirmation to the Company following the close of trading on the NYSE each day in which Securities are sold through such Manager under this Section 3(a) setting forth the number of Securities sold on such day, the gross sales price, the Net Proceeds to the Company, and the compensation payable by the Company to such Manager with respect to such sales.

(vi)

The Settlement Date for sales of Securities pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made. On each Settlement Date, the Securities sold through a Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the Net Proceeds for the sale of such Securities. Settlement for all such Securities shall be effected by free delivery of Securities to the Manager's account at The Depository Trust Company in return for payments in same day funds delivered to the account designated by the Company.  If the Company shall default on its obligation to deliver Securities on any Settlement Date, the Company shall (A) hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default.

(vii)

The Company covenants and agrees with the Managers that it shall disclose in each Quarterly Report on Form 10-Q or Annual Report on Form 10-K covering quarterly periods (or the fourth fiscal quarter in the case of the Annual Report on Form 10-K) in which sales of Securities were made by a Manager pursuant to this Section 3(a) (A) the aggregate number of Securities sold through the Managers as agents pursuant to this Section 3(a) in At-the-Market Offerings  and (B) the aggregate Net Proceeds to the Company, in each case for such quarterly period.

(viii)

Any obligation of a Manager to use its reasonable efforts to sell the Securities on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 7 of this Agreement.

(ix)

The Company agrees that it shall not direct the Managers to, and the Managers agree not to at any time, as the Company’s agent, engage in any transactions that stabilize the price of the Common Stock.

(b)

(i)

If the Company wishes to issue and sell Securities other than as set forth in Section 3(a) of this Agreement (each, a "Placement"), it may, at its option, notify one or both of the Managers of the proposed terms of such Placement.  If a Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager(s) and the Company will enter into a Terms Agreement setting forth the terms of such Placement.

(ii)

The terms set forth in a Terms Agreement will not be binding on the Company or a Manager unless and until the Company and such Manager have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)

(i)

Under no circumstances shall the number of Securities sold pursuant to this Agreement, any Terms Agreement and any Other Agreement (as defined below) exceed the number set forth in Section 1 or the aggregate gross proceeds resulting from such sales of Common Stock exceed the aggregate gross proceeds of securities available for issuance under the currently effective Registration Statement.

(ii)

If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Securities, it shall promptly notify the other party and sales of Securities under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.  The Managers shall calculate on a weekly basis the ADTV (as defined by Rule 100 of Regulation M under the Exchange Act) of the Common Stock and notify promptly the Company if the ADTV is less than $1 million or such other amount then provided in Rule 101(c)(1) of the Regulation M under the Exchange Act.  The Company shall notify promptly the Managers if the Common Stock has a public float of less than $150 million or such other amount then specified in Rule 101(c)(1) of Regulation M under the Exchange Act.

4.

Each sale of Securities to a Manager pursuant to Section 3(b) shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Securities to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by the Manager. The commitment of the Manager to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of Securities to be purchased by a Manager pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Securities, and the Time of Delivery and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 7 of this Agreement and any other information or documents reasonably required by such Manager.

5.

The Company may enter into agreements with one or more other brokers or dealers (each an “Other Manager”) to act as its agent to solicit offers for the purchase of shares of Common Stock in an At-the-Market Offering; provided that (i) the agreement with each such Other Manager (the “Other Agreement”) shall be in substantially identical form to this Agreement and (ii) the Company shall give prompt notice of the execution of such agreement to the Managers and a copy of such Other Agreement and the related prospectus supplement.

6.

The Company agrees with the Managers:

(a)

For so long as the delivery of a prospectus is required in connection with the offer or sale of the Securities, to make no amendment or any supplement (other than documents filed under the Exchange Act and prospectus supplements not related to the offer and sale of the Securities) to the Registration Statement or Prospectus, which shall be disapproved by you promptly after reasonable notice thereof; for so long as the delivery of a prospectus is required in connection with the offer or sale of the Securities, to advise you promptly after it receives notice thereof, of the time (the “Filing Date”) when any amendment to the Registration Statement has been filed (other than documents filed under the Exchange Act and prospectus supplements not related to the offer and sale of the Securities) or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; provided that the Company has not suspended the offering of the Securities in accordance with Section 3(a)(ii), to prepare and file with the Commission, promptly upon the Managers’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Managers’ reasonable opinion, may be necessary or advisable in connection with the offering of the Securities by the Managers; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or, for so long as the delivery of a prospectus is required in connection with the offer or sale of the Securities or the Company is then offering Securities for sale, of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus (including, without limitation, the documents incorporated by reference) or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

(b)

Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(c)

To make available to the Managers, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Managers, copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Managers may reasonably request for the purposes contemplated by the Act, which Prospectus and any amendments or supplements thereto furnished to the Managers will be materially identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T; and for so long as this Agreement is in effect and provided that the Company has not suspended the offering of the Securities in accordance with Section 3(a)(ii), the Company will prepare and file promptly such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(d)

To promptly notify the Managers to suspend the offering of Securities upon the happening of any event which shall have occurred within the time during which a Prospectus relating to the Securities is required to be delivered under the Act and as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act and, provided that the Company has not suspended the offering of the Securities in accordance with Section 3(a)(ii), to prepare and furnish, at the Company's expense, to the Managers promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and, to the extent it relates solely to the Securities, to furnish the Managers with a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly to furnish at the Company's own expense to the Managers, copies in such quantities and at such locations as the Managers may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will (i) reflect such change, or (ii) not, in the light of the circumstances when it is so made, be misleading, or (iii) comply with applicable securities laws.

(e)

To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(f)

To furnish the holders of the Securities as soon as practicable after the end of each fiscal year in which as sale of Securities pursuant to this Agreement has been made an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement) consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, that the Company may satisfy its obligations under this Section 6(f) by timely filing its periodic reports under the Exchange Act on the Commission’s EDGAR system.

(g)

During a period of three years from the effective date of the Registration Statement, to furnish to you, upon request, copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you as soon as they are available copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Securities or any class of securities of the Company is listed and which are made generally available to the Company’s shareholders; provided, that the Company may satisfy its obligations under this Section 6(g) by timely filing all materials required to be filed by it under the Exchange Act on the Commission’s EDGAR system or posting such information on the Company’s website.

(h)

To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds.”

(i)

Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities, (iii) any power of attorney with respect to the Company and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other reasonable and documented disbursements of counsel for the Managers in connection with such qualifications) and the printing and furnishing of copies of any blue sky surveys to the Managers, (v) the listing of the Securities on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Securities by the NASD (including the reasonable legal fees and other reasonable disbursements of counsel for the Managers in connection with any such filing) and (vii) the reasonable fees and disbursements of the Company's counsel and accountants.  The Company also agrees to reimburse the Managers for their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses as well as the fees and disbursements (not to exceed $50,000) of their legal counsel.

(j)

Upon commencement of the offering of Securities under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Securities), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers shall otherwise reasonably request), or (iii) Securities are delivered to the Manager pursuant to a Terms Agreement and the Terms Agreement so requires, to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form reasonably satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 7(g) of this Agreement which were last furnished to the Managers are true and correct at the time of such amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 7(g), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(k)

Upon commencement of the offering of Securities under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Securities or there is filed with the Commission any document incorporated by reference into the Prospectus), or (ii) Securities are delivered to a Manager pursuant to a Terms Agreement and the Terms Agreement so requires, to furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Godfrey & Kahn S.C., counsel to the Company ("Company Counsel"), or other counsel reasonably satisfactory to the Managers, dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form and substance reasonably satisfactory to the Managers, of the same tenor as the opinions referred to in Section 7(c), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(l)

Upon commencement of the offering of Securities under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) at the Managers’ oral or written request and upon reasonable advance oral or written notice to the Company, Securities are delivered to a Manager pursuant to a Terms Agreement and the Terms Agreement so requires, (iii) the Company shall file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K or (iv) at the Managers’ request and upon reasonable advance notice to the Company, there is filed with the Commission any document (other than a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) incorporated by reference into the Prospectus which contains additional amended financial information, to cause Deloitte & Touche LLP, or other independent accountants reasonably satisfactory to the Managers, forthwith to furnish the Managers a letter, dated the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form reasonably satisfactory to the Managers, of the same tenor as the letter referred to in Section 7(d) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(m)

That it consents to the Managers trading in the Company's Common Stock for their own account and for the account of their respective clients at the same time as sales of Securities occur pursuant to this Agreement or pursuant to a Terms Agreement, provided such trading complies with applicable law.

(n)

Not to at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock in a manner that would violate the Securities Act or the Exchange Act.

(o)

That each acceptance by the Company of an offer to purchase Securities hereunder through a Manager as sales agent, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to such Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct in all material respects as of the date of such acceptance, execution or delivery as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct in all material respects as of the Settlement Date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities).

7.

The obligations of each Manager to solicit offers to purchase the Securities as agent of the Company and the obligation of a Manager to purchase Securities pursuant to any Terms Agreement, shall be subject at all times to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance in all material respects by the Company of all covenants and agreements herein contained and to the following additional conditions precedent:

(a)

No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b)

Mayer, Brown, Rowe & Maw LLP, counsel for the Managers, shall have furnished to you such written opinion or opinions, dated the date hereof, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)

Godfrey & Kahn S.C., counsel for the Company, shall have furnished to you their written opinion, dated the date hereof, in form and substance satisfactory to you, to the effect that:

(i)

The Company has been duly incorporated and is validly existing as a corporation in good standing (meaning it has filed its most recent annual report, paid any applicable state taxes and fees, and has not filed articles of dissolution) under the laws of the State of Wisconsin, with power and authority (corporate and  other) to own its properties and conduct its business as described in the Prospectus;

(ii)

All of the shares of capital stock of the Company issued on or after January 1, 1991 and still outstanding have been duly and validly authorized and are fully paid and non-assessable (except to the extent provided in the Wisconsin Law Exception);

(iii)

The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

(iv)

Each Significant Subsidiary is validly existing in good standing under the laws of its jurisdiction of organization; all of the issued shares of capital stock of each Significant Subsidiary are owned of record directly or indirectly by the Company, free and clear of any perfected security interests and, to the knowledge of such counsel, any other liens, encumbrances, equities or claims;

(v)

To the such counsel’s knowledge and other than as set forth in the Prospectus, (1) there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which, is reasonably expected to, individually or in the aggregate, have a Material Adverse Effect and (2) no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi)

This Agreement has been duly authorized, executed and delivered by the Company;

(vii)

The Securities have been duly authorized and are validly issued and fully paid and non-assessable (except to the extent provided in the Wisconsin Law Exception); and the issuance of the Securities is not subject to preemptive or other similar rights under the Wisconsin Business Corporation Law, the articles of incorporation or bylaws of the Company or any contract or agreement known by such counsel to which the Company or any of its subsidiaries is a party; and the Common Stock conforms in all material respects to the description thereof contained in the Prospectus;

(viii)

The issue and sale of the Securities, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor does any such action result in any violation of the provisions of the Amended and Restated Articles of Incorporation of the Company or any Significant Subsidiary or the By-Laws, as amended, of the Company or any Significant Subsidiary or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(ix)

No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated hereby, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the securities laws of any foreign jurisdiction;

(x)

To the knowledge of such counsel, neither the Company nor any of its subsidiaries is (1) in violation of its Articles of Incorporation or By-laws or (2) in default in the performance or observation of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default is reasonably expected to have a Material Adverse Effect;

(xi)

The statements set forth in the Prospectus under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly describe, in all material respects, such provisions;

(xii)

The Company is not an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act;

(xiii)

The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements, schedules, loan performance data, capital ratios and other financial data therein or excluded therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

(xiv)

The Registration Statement and the Prospectus as amended and supplemented and any further amendments and supplements thereto made by the Company prior to the date of such opinion (other than the financial statements, schedules, loan performance data, capital ratios and other financial data therein or excluded therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; and they do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required; and

(xv)

The Registration Statement was declared effective under the Act as of June 25, 2004 at 1:00 P.M., Washington, D.C. time, the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Act on [a date to be specified in the opinion] and, to the knowledge of such counsel, (1) no order suspending the effectiveness of the Registration Statement has been issued and (2) no proceeding for that purpose is pending or threatened.

In addition, such opinion shall state that such counsel has participated in conferences with officers and other representatives of the Company at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as specifically stated in such opinion) and need not make any independent check or verification thereof, on the basis of the foregoing, no facts have come to the attention of such counsel which have led such counsel to believe that (i) the Registration Statement, as of its date of effectiveness or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus, as of its date or as of the date hereof contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion as to the financial statements, schedules, loan performance data, pro forma financial information, capital ratios and other financial data included in or excluded from the Registration Statement and Prospectus.

Such counsel may also state in such opinion that (i) whenever such counsel indicates that the opinion is with respect to matters within the “knowledge of” or “known by” such counsel, such knowledge means the representations and warranties of the Company contained in this Agreement and in the documents delivered by the Company pursuant to this Agreement, inquiries of an appropriate officer of the Company whom such counsel has determined is likely to have personal knowledge of the matters covered by the opinion, and the current conscious awareness of facts of the attorneys currently practicing law with such firm who had involvement in the transaction or such other attorneys presently in the firm whom such counsel has determined are likely, in the course of representing the Company, to have knowledge of the matters covered by the opinion, and that (ii) such opinion is limited to the laws of the United States and the State of Wisconsin.

(d)

On the date hereof, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, in the form set forth in Exhibit B hereto.

(e)

Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, other than as contemplated in the Prospectus.

(f)

The Securities shall have been duly listed, subject, if necessary, to notice of issuance, on the Exchange.

(g)

The Company shall have furnished or caused to be furnished to you certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the date hereof, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the date hereof, as to the matters set forth in the preamble and Section 7(e) and as to such other matters as you may reasonably request.

8.

(a)

The Company will indemnify and hold harmless each of the Managers against any losses, claims, damages or liabilities, joint or several, to which such Manager may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of the Managers for any legal or other expenses reasonably incurred by such Manager in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Manager expressly for use therein.

(b)

The Managers will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Manager expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.  The Company acknowledges that the statements set forth in the • and • paragraphs under the caption "Plan of Distribution" constitute the only written information furnished to the Company expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement.

(c)

Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  It is understood that the indemnifying party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all indemnified parties unless (x) the indemnifying party authorized the hiring of additional separate counsel or (y) counsel for the indemnified party advises that due to an actual conflict of interest among the indemnified parties the indemnified parties should be represented by separate counsel, in either of which case the indemnified parties shall be represented by separate counsel and the indemnifying party shall bear the reasonable fees, costs and expenses of each such separate counsel.  The indemnifying party shall not be liable for any settlement of any claim or proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment.  An indemnifying party shall not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)

If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Managers on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Managers.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Managers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Managers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Managers’ obligations in this subsection (d) to contribute are several and not joint.

(e)

The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Managers within the meaning of the Act; and the obligations of the Managers under this Section 8 shall be in addition to any liability which the respective Manager may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9.

(a)

The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement.  Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through a Manager for the Company, the obligations of the Company and the Manager, including in respect of compensation of a Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Section 6(i), Section 8 and Section 10 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)

A Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 6(i), Section 8 and Section 10 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)

This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties or upon settlement of the sale of all the Securities in the aggregate in or more offerings; provided that any such termination by mutual agreement or following the sale of all of the Securities in the aggregate in one or more offerings shall in all cases be deemed to provide that Section 6(i), Section 8 and Section 10 shall remain in full force and effect.

(d)

Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of Securities, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement or such Terms Agreement, as the case may be.

(e)

In the case of any purchase by a Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination in the absolute discretion of such Manager, if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus (i) (A) a downgrading shall have occurred in the rating accorded the Company’s or any of its subsidiaries’ debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, or (B) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or any of its subsidiaries’ debt securities, to offer to any such person the right to refuse to purchase and pay for such Securities, (ii) there shall have occurred any of the following: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (B) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (C) a general moratorium on commercial banking activities declared by either Federal or New York or Wisconsin authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (E) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E) in the judgment of such Manager makes it impracticable or inadvisable to proceed with the delivery of the Securities being purchased

(f)

If such Manager elects to terminate its obligations pursuant to this Section 9(e), the Company shall be notified promptly in writing.

10.

The respective indemnities, agreements, representations, warranties and other statements of the Company and the Managers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Managers or any controlling person of a Manager, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11.

All statements, requests, notices and agreements hereunder shall be in writing, and shall be delivered or sent by mail, telex or facsimile transmission to (i) if to RBC Capital Markets Corporation 1 Liberty Plaza, 165 Broadway, New York, New York 10006-1404, Attention: Joe Morea (facsimile: (212) 428-6260); (ii) if to Robert W. Baird & Co., 777 E. Wisconsin Ave., 25th Floor, Milwaukee, Wisconsin  53202, Attention Lance Lange, (facsimile: (414) 298-7474; and if to the Company, to the address of the Company set forth in the Registration Statement, Attention: General Counsel.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

12.

This Agreement shall be binding upon, and inure solely to the benefit of, the Managers, the Company and, to the extent provided in Section 8 hereof, the officers and directors of the Company and each person who controls the Company or the Managers, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities through or from a Manager shall be deemed a successor or assign by reason merely of such purchase.  Without limiting the foregoing, the representations, warranties, covenants and conditions are intended to allocate risk and responsibility between the Company on the one hand and the Managers on the other and should not be relied upon by purchasers of Securities for any purpose, including without limitation, as a statement as the Company’ state of affairs at any particular time or whether or not the Company or the Managers had taken any particular action or waived any particular condition.

13.

The parties acknowledge and agree that all share related numbers contained in this Agreement and any Terms Agreement shall be adjusted to take into account any stock split, stock dividend or combination of shares effected with respect to the Securities.

14.

Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C.  is open for business.

15.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

17.

The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Managers imposing any limitation of any kind.

18.

The Company acknowledges and agrees that (i) each purchase and sale of Securities pursuant to this Agreement, including the determination of any price for the Securities, is an arm's-length commercial transaction between the Company, on the one hand, and the applicable Manager(s), on the other hand, (ii) in connection therewith and with the process leading to such transactions, each Manager is acting solely as a principal and not the agent (except to the extent explicitly set forth herein) or fiduciary of the Company or any of its affiliates, (iii) no Manager has assumed any advisory or fiduciary responsibility in favor of the Company or any of its affiliates with respect to any offering of Securities contemplated hereby or the process leading thereto (irrespective of whether such Manager has advised or is currently advising the Company or any of its affiliates on other matters) or any other obligation to the Company or any of its affiliates except the obligations explicitly set forth in this Agreement, (iv) the Managers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (vi) no Manager has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby, and the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of the Managers, this letter and such acceptance hereof shall constitute a binding agreement between the Managers and the Company.

Very truly yours,

MARSHALL & ILSLEY CORPORATION

By:

/s/ Donald H. Wilson

Name:  Donald H. Wilson

Title:    Senior Vice President and Treasurer

Accepted as of the date hereof:

RBC CAPITAL MARKETS CORPORATION

By:

/s/ Steven C. Milke

Name:  Steven C. Milke

Title     Managing Director

ROBERT W. BAIRD & CO.

By:

/s/ Lance R. Lange

Name:  Lance R. Lange

Title     Director

 Exhibit A

Marshall & Ilsley Corporation

Common Stock

Terms Agreement

[RBC Capital Markets Corporation

1 Liberty Plaza

165 Broadway

New York, NY 10006-1404]

[Robert W. Baird & Co.

777 E. Wisconsin Ave., 25th Floor

Milwaukee, Wisconsin  53202]

Dear Sirs:

Marshall & Ilsley Corporation (the "Company") proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated_______, 2005 (the "Equity Distribution Agreement"), between the Company and RBC Capital Markets Corporation and Robert W. Baird & Co. (the “Managers”), to issue and sell to [RBC Capital Markets Corporation][Robert W. Baird & Co.] (the “Purchaser”) the securities specified in the Schedule hereto (the "Purchased Securities") [, and solely for the purpose of covering over-allotments, to grant to the Purchaser the option to purchase the additional securities specified in the Schedule hereto (the "Additional Securities")].i

[The Purchaser shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Purchaser to the Company for the Purchased Securities. This option may be exercised by the Purchaser at any time (but not more than once) on or before the [thirtieth] day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the "Option Closing Date"; provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option

_____________________

i   Include only if the Purchaser has an over-allotment option.

shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.]1

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Purchaser, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date]1, except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] 1 in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Purchaser and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

[The Company will not, directly or indirectly, offer or sell any shares of Common Stock (other than the Purchaser Securities) or securities convertible into or exchangeable for, or any rights to purchase or acquire, common stock, during the period from the date of this Agreement through [INSERT DATE]; provided, however, that the foregoing shall not prohibit the Company from issuing or selling (i) shares of Common Stock pursuant to any employee or director stock option or benefits plan, stock ownership plan, dividend reinvestment plan, in existence on the date hereof, (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights outstanding on the date hereof and (iii) securities issuable in connection with acquisitions of businesses or entities by the Company or any subsidiary thereof.]

[Signatures appear on next page]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

Very truly yours,

MARSHALL & ILSLEY CORPORATION

By:

Name:

Title:

Accepted as of the date hereof:

[RBC CAPITAL MARKETS CORPORATION]

[ROBERT W. BAIRD & CO.]

By:

Name:

Title

Schedule to Exhibit A

Title of Purchased Securities [and Additional Securities]1:

     Common Stock, par value $1.00 per share

Number of Securities of Purchased Securities:

[Number of Securities of Additional Securities:] 1

[Price to Public:]

Purchase Price to be paid by [RBC Capital Markets][Robert W. Baird]:

Method of and Specified Funds for Payment of Purchase Price:

     By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of Securities to the Manager's account at the Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

[Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the Closing:

(1)

The opinion referred to in Section 6(l).

(2)

The accountants' letter referred to in Section 6(m).

(3)

The officers' certificate referred to in Section 6(k).

(4)

Such other documents as the Manager shall reasonably request. ]2

Other terms:

____________________________

(2)

Include if applicable.

Exhibit B

FORM OF COMFORT LETTER